1 SEPARATION AGREEMENT This Separation Agreement (this “Agreement”) is entered into as of October 30, 2025, by and between Apogee Enterprises, Inc., a Minnesota corporation (“Apogee”), and Ty R. Silberhorn (“Silberhorn”), an individual residing in the State of Minnesota. WHEREAS, Silberhorn has served as the Chief Executive Officer (“CEO”) of Apogee and a member of the Board of Directors of Apogee (the “Board”) since January 4, 2021; WHEREAS, the Board has determined, and Silberhorn has agreed, that it is in the best interests of Apogee and its shareholders for Silberhorn to separate from employment with Apogee and for Silberhorn to resign as a member of the Board, effective as of the Separation Date (as defined below); WHEREAS, the parties desire to set forth all matters regarding Silberhorn’s separation of employment with Apogee as CEO and Silberhorn’s resignation as a member of the Board; and WHEREAS, the Board believes it is in the best interests of Apogee and its shareholders to enter into this Agreement. NOW THEREFORE, in consideration of the premises and the covenants herein, the sufficiency of which is hereby acknowledged, Silberhorn and Apogee agree as follows: 1. Separation as CEO. Effective as of the close of business on October 31, 2025 (the “Separation Date”), Silberhorn’s employment with Apogee shall end. Silberhorn agrees and acknowledges that his separation from employment includes his resignation as a member of the Board and from all other officer positions he held or holds with Apogee or any of its affiliates and from all director positions he held or holds with Apogee’s affiliates, effective as of the Separation Date. Silberhorn agrees that, not later than the Separation Date, he has signed or will sign a letter in a form acceptable to Apogee documenting his formal resignation as an officer and director of Apogee and its affiliates, as applicable. 2. Compensation Through Separation Date. Apogee shall (i) pay Silberhorn his monthly base pay through the Separation Date in accordance with Apogee’s regular payroll practices, less all applicable withholdings and deductions, on the first regular payroll date following the Separation Date, and (ii) reimburse Silberhorn for unreimbursed business expenses properly incurred before the Separation Date in compliance with the expense reimbursement policies and procedures of Apogee. 3. Separation Compensation. Provided that Silberhorn (i) signs, dates, and returns this Agreement, which includes his waiver and release of legal and equitable claims EXHIBIT 10.1

2 described below, within the time period described in Section 7(a); and (ii) does not rescind or revoke his waiver of claims as described in Section 7(b), Apogee shall make the following payments to, and distributions for the benefit of, Silberhorn, at the time and in the manner set forth below. (a) Salary Continuation. Apogee will pay Silberhorn Nine Hundred Thirty-Two Thousand Dollars and No Cents ($932,000.00) (gross), an amount equal to his annualized salary as of the Separation Date. Payment will be made in twenty-four relatively equal installments on Apogee’s regular payroll dates immediately following the Separation Date, beginning on Apogee’s first regular payroll date after sixteen days have passed from the date on which Apogee receives this Agreement signed and dated by Silberhorn (the “Salary Continuation Payments”), and with the first installment including any other installments that would have otherwise been paid sooner but for the above-identified delay with respect to the first installment. All applicable payroll tax withholdings and deductions shall be deducted from the Salary Continuation Payments. (b) Vesting of Restricted Shares. Effective as of the Separation Date, the Compensation Committee of the Board (the “Committee”): (i) shall recognize Silberhorn’s separation from employment as an involuntary termination without “Cause” as defined in connection with his January 4, 2021, Retention Grant Agreement, thereby causing all 29,354 shares of restricted stock that are unvested as of the Separation Date to immediately vest as of the Effective Date; (ii) shall deem Silberhorn’s separation from employment as being for a reason that gives the Committee the right to cause vesting of the remaining shares that are unvested pursuant to the terms of Silberhorn’s Restricted Stock Award Agreements with Apogee, dated April 19, 2023, May 1, 2024, and April 22, 2025, thereby causing all 49,022 shares of restricted stock that are unvested pursuant to the terms of such Restricted Stock Award Agreements as of the Separation Date to immediately vest as the Effective Date; and (iii) in lieu of taking any action necessary to recognize Silberhorn’s separation from employment as being for a reason that results in vesting of the Performance Award for purposes of Section 6 of the Performance Award Agreement dated April 19, 2023, shall award Silberhorn one hundred percent (100%) of Silberhorn’s target Performance Award, which equals 16,867 shares of Apogee stock and a cash payment of Seven Hundred Forty-Two Thousand Five Hundred Dollars and No Cents ($742,500.00) (gross). Payment of the cash award in (iii) above will be made in a single lump-sum payment, less applicable taxes and withholdings required by law, on Apogee’s first regular payroll date occurring after the Effective Date. For the avoidance of doubt, and notwithstanding anything set forth herein to the contrary, Silberhorn agrees and understands that except as otherwise set forth in Section 3(b), all other outstanding unvested equity grants or awards shall lapse and be irrevocably forfeited upon the Separation Date, including without limitation the Performance Awards dated May 1, 2024, and April 22, 2025.

3 (c) Fiscal 2026 Short-Term Incentive. Apogee will pay Silberhorn Four Hundred Sixty-Six Thousand Dollars and No Cents ($466,000.00) (gross), which is an amount equal to fifty percent (50%) of Silberhorn’s target short-term incentive for fiscal 2026. The payment of Silberhorn’s short-term incentive, less applicable taxes and withholdings required by law, will occur between April 1, 2026, and May 31, 2026. (d) Medical Coverage. Silberhorn’s active employee participation in Apogee’s group medical, dental and vision insurance plans will terminate as of the Separation Date. However, as an additional benefit of this Agreement, beginning on the first calendar day after the Separation Date, Apogee will pay to its applicable vendor or vendors the full cost of Silberhorn’s group medical, dental, and vision insurance premiums for the earlier of twelve (12) months after the Separation Date or the date on which Silberhorn obtains comparable replacement coverage, whichever occurs first, provided that Silberhorn completes and returns the necessary paperwork to continue that coverage. (e) Tax Treatment. Apogee and Silberhorn agree that 100% of the payments and benefits to be provided to Silberhorn pursuant to this Agreement (including, for the avoidance of doubt, the acceleration of vesting of shares of restricted stock) will be treated as income subject to W-2 reporting and withholdings pursuant to applicable federal, state, and/or local tax laws. Except for such amounts as are withheld from income by Apogee, Silberhorn agrees that he is solely responsible for any tax obligations resulting from the payments to be made to him pursuant to this Agreement. Apogee makes no representations or warranties with respect to the tax consequences of the payments referenced in this Agreement. Silberhorn further acknowledges and agrees that the payments set forth herein may result in taxable income to Silberhorn under applicable federal, state, and/or local tax laws. Silberhorn acknowledges and agrees that he will not seek any indemnification from Apogee with respect thereto. 4. Continued Executive Benefits. (a) Prior to Separation Date. Until the Separation Date, Silberhorn shall be entitled to such medical, dental, disability, life insurance coverage, vacation, sick leave, holiday benefits and any other benefits, in each case as are customarily made available to Apogee’s executive officers, all in accordance with Apogee’s benefits program in effect from time to time. (b) After Separation Date. After the Separation Date, Silberhorn shall be entitled only to the benefits set forth in Section 3 of this Agreement, and to benefits mandated by applicable federal or Minnesota law, including, without limitation, the right to continue, at Silberhorn’s expense, to participate in Apogee’s group life insurance program for the legally required period following his Separation Date. For the avoidance of doubt, the parties acknowledge and agree that Silberhorn shall not continue to participate, after the Separation Date, in any of the following plans, in each case as

4 amended to date, except with respect to balances of deferred accounts existing in any such plan as of the Separation Date: (i) Apogee Enterprises, Inc. Amended and Restated Employee Stock Purchase Plan, (ii) Apogee Enterprises, Inc. Deferred Incentive Compensation Plan (2011), (iii) Apogee Enterprises, Inc. 401(k) Retirement Plan, and (iv) any executive perquisite plan of Apogee. (c) Death or Disability. In the event that Silberhorn dies or becomes disabled on or after the Separation Date, but before all payments under Sections 2 or 3 have been made, his heirs, administrators, representatives, executors, or his estate shall be entitled to the remaining compensation and benefits due to Silberhorn under those sections. 5. Release of Claims. In consideration of the promises, covenants and other valuable consideration provided by Apogee in this Agreement, Silberhorn agrees that, in order to be entitled to receive the payments and other benefits described in Section 3 of this Agreement, Silberhorn, on behalf of himself, his spouse, successors, heirs, and assigns, and except as expressly set forth herein, hereby forever releases and discharges Apogee Enterprises, Inc., including its affiliates, subsidiaries, business units, directors, officers, employees, agents, predecessors, successors, insurers (other than providers of applicable directors and officers liability insurance) and assigns (the “Released Parties”) to the fullest extent permitted by law from, and covenants not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings against any Released Party with respect to, any and all claims, debts, liabilities, demands, promises, agreements, costs and expenses (including but not limited to attorneys’ fees), damages, actions, and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of any act or omission occurring before the moment Silberhorn executes this Agreement, including, without limitation, any claims arising from rights under federal, state and/or local laws, including but not limited to those related to contract, or any form of retaliation, harassment, or discrimination on any basis, or any related cause of action, including but not limited to any claims arising from an alleged violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Family and Medical Leave Act, the Minnesota Human Rights Act (“MHRA”), the Minneapolis Civil Rights Ordinance, and any other any other applicable federal, state, or local law, regulation, or ordinance prohibiting discrimination, harassment, retaliation or reprisal; the Employee Retirement and Income Security Act; any claims grounded in contract or tort theories, including but not limited to breach of express or implied contract, tortious interference with contractual relations, promissory estoppel, or breach of promise; breach of fiduciary or other duty; breach of manuals or other policies; assault; battery; fraud; false imprisonment; invasion of privacy; misrepresentation; defamation, including libel, slander, and self- publication defamation; infliction of emotional distress; any claim that Silberhorn is a whistleblower; or any other claim of any kind whatsoever arising prior to the moment

5 Silberhorn executes this Agreement, including but not limited to any claim for damages or declaratory or injunctive relief of any kind (collectively, the “Released Claims”). The Released Claims shall not include any claims for compensation or benefits (collectively, the “Excluded Claims”): (i) set forth in Sections 2, 3, and/or 4 of this Agreement consistent with the terms set forth herein, or otherwise expressly preserved by this Agreement, (ii) workers’ compensation benefits, unemployment compensation benefits, or claims for vested benefits that are due under the written terms of any Apogee benefit plan arising under the Employee Retirement Income Security Act or the Consolidated Omnibus Budget Reconciliation Act that are not otherwise addressed in this Agreement, or (iii) with respect to Silberhorn’s rights to be indemnified and to have costs of defense advanced to him as a current or former director, officer or employee of Apogee pursuant to the Minnesota Business Corporation Act and Apogee’s Articles of Incorporation and Bylaws or under any liability insurance policy carried by Apogee for the benefit of its current and past directors, officers and/or employees. The terms set forth in this Section 5 are collectively referred to herein as the “Release.” The intent of the Release is for Silberhorn to waive all claims he legally may waive to the fullest extent possible under applicable law up to the moment he signs this Agreement. The Release also includes, but is not limited to, all claims for any other alleged unlawful employment practices arising out of or relating to Silberhorn’s employment or separation from employment; all claims under any separation plan, policy, or arrangement for which Silberhorn may be eligible; all claims relating to any compensation or benefits promised, awarded, summarized, described, or otherwise set forth in any incentive compensation plan or equity grant plans or agreements, except as otherwise expressly set forth in Section 3; all claims for attorneys’ fees, costs, and disbursements, except as otherwise expressly provided herein; and all claims for compensatory and punitive damages or other relief, whether equitable or legal. The benefits Silberhorn is receiving in this Agreement are full and fair consideration for the release and waiver of the above claims and have a value that is greater than anything else to which Silberhorn was already entitled if he did not enter into this Agreement. 6. No Lawsuits. Silberhorn warrants and represents that he has not filed any claims, charges, complaints or actions against any Released Party, or assigned or transferred, or purported to assign or transfer, to any person or entity all or any part of or any interest in any claim released herein. Silberhorn also agrees that, if any claim arising out of any act or omission occurring before Silberhorn’s execution of this Release based on, arising out of, or related to Silberhorn’s employment with, transition from, or the ending of employment with, Apogee is prosecuted in his name or on his behalf before any court or administrative agency, he waives and agrees not to take any award or other damages unless otherwise required by law. Notwithstanding the prior sentence, this Release is not intended to and does not restrict Silberhorn from seeking or obtaining a U.S. Securities and Exchange Commission whistleblower award. If any agency or court assumes jurisdiction

6 of any complaints, claims, or actions against any Released Party by or on behalf of Silberhorn arising out of any act or omission occurring before Silberhorn’s execution of this Release based on, arising out of, or related to Silberhorn’s employment with, transition from, or the ending of employment with Apogee, Silberhorn will request that the agency or court withdraw the matter or dismiss the matter in its entirety, with prejudice, and will execute all necessary documents to effect such withdrawal and/or dismissal with prejudice. To the extent required by law, nothing contained in this Agreement will be interpreted to prevent Silberhorn from filing a charge with a governmental agency or participating in or cooperating with an investigation conducted by a governmental agency. 7. Legal Rights. (a) Rights to Consider. Silberhorn was given this Agreement on October 24, 2025. Silberhorn has 21 days following that date to consider the offer expressed herein, including his waiver and release of rights and claims of age discrimination, harassment, and retaliation under the ADEA and OWBPA, and to decide whether he wants to sign this Agreement. Silberhorn may sign this Agreement at any time before the conclusion of the 21-day period. If Silberhorn does not sign this Agreement within that 21-day timeframe, the offer contained within this Agreement will expire. Signing this Agreement before the 21-day period expires constitutes a waiver by Silberhorn of any remaining time period for review and consideration to which he may be entitled. Silberhorn agrees that any changes to this Agreement, whether they are material or immaterial, do not restart the running of the 21-day consideration period. By this Agreement, Silberhorn has been advised in writing to consult with an attorney prior to executing this Agreement and acknowledges that he had the right to do so before signing this Agreement. (b) Right to Revoke or Rescind this Agreement. Silberhorn understands that if he signs this Agreement, then for a period of seven days following the date on which he signed it, he will be entitled to revoke this Agreement under the OWBPA. Silberhorn further understands that he has the right to rescind his waiver of discrimination and reprisal claims under the MHRA within fifteen (15) calendar days after the date on which he signs this Agreement. The 15-day and 7-day rescission and revocation periods run at the same time, and this Agreement shall not become effective or enforceable until both periods have expired. This Agreement shall become effective and forever irrevocable upon the expiration of the 15-day rescission period. To rescind this Agreement, Silberhorn must put the rescission in writing and deliver it to Apogee by hand via Meghan Elliott, Chief Legal Officer and Secretary, or by mail to Meghan Elliot within the 15-day period. If Silberhorn delivers the rescission by mail, it must be (a) postmarked within 15 calendar days after the date on which he signed this Agreement; (b) addressed c/o Meghan Elliott, Chief Legal Officer and Secretary, Apogee Enterprises, Inc., 4400 West 78th Street, Ste. 520, Minneapolis, MN 55435; and (c) sent by certified mail, return receipt requested. This Agreement will become effective on the sixteenth (16th) day after Silberhorn executes this

7 Agreement, provided Silberhorn has not exercised his right to revoke or rescind this Agreement before that date (the “Effective Date”). (c) Effect of Revocation or Rescission. Silberhorn understands that if he exercises his right to rescind or revoke as provided in this Section 7, this Agreement will be null and void, Silberhorn’s employment will still end on the Separation Date, and he will not receive or otherwise be entitled to the consideration set forth in Section 3 above. 8. Confidential Information. Silberhorn will not make any unauthorized use, publication or disclosure, either prior to, on or after the Separation Date, of any confidential, secret or proprietary documents, materials or other information of or regarding Apogee, its affiliates or any of their respective existing businesses generated or acquired by him during his employment with Apogee, including, but not limited to, information of a confidential or trade secret nature (“Confidential Information”). Confidential Information includes information not generally known by or available to the public about or belonging to Apogee or belonging to other persons to whom Silberhorn knows, or has reason to know, that Apogee may have an obligation to maintain information in confidence including, without limitation, all strategic plans and all financial, operational and other forecasts for Apogee or any of its affiliates. Authorization for disclosure of Confidential Information, which may be withheld at Apogee’s sole discretion, may be obtained only from Apogee’s Chief Legal Officer or her designee. Silberhorn will not disclose to Apogee, or induce Apogee to use, any confidential or trade secret information or material belonging to others. Notwithstanding anything in this Section to the contrary, nothing in this Agreement shall be deemed to prevent Silberhorn from providing information about Apogee to, or otherwise participating in any investigation or proceeding conducted by, the U.S. Equal Opportunity Employment Commission, U.S. National Labor Relations Board, the U.S. Occupational Health and Safety Administration, U.S. Securities and Exchange Commission or any other comparable state or local agency nor from disclosing Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order or subpoena of a court of competent jurisdiction or an authorized governmental agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, order or subpoena. 9. Non-Recruitment. As a material inducement for Apogee to enter into this Agreement, Silberhorn agrees that without the prior written approval of Apogee, Silberhorn shall not, on behalf of himself or any other person or entity, for a period of two (2) years following the Separation Date, hire, solicit for employment, or induce or encourage to leave the employment of Apogee or otherwise cease their employment with Apogee any employee, independent contractor, or former employee of Apogee whose employment with Apogee ceased less than twelve (12) months earlier. The foregoing shall not apply to hourly Apogee employees. 10. Remedies. Silberhorn understands and agrees that damages may be an

8 inadequate remedy in the event of a breach or intended or threatened breach by him of his obligations in Sections 8 and 9, and that any such breach will cause Apogee irreparable injury and damage. Accordingly, Silberhorn agrees that Apogee shall be entitled, without waiving any additional rights or remedies otherwise available to Apogee and without the necessity of proving the inadequacy of damages or of posting any bond, to injunctive and other such equitable relief in the event of a breach or intended or threatened breach of any of said covenants by Silberhorn. 11. Return of Property. On or before the Separation Date, Silberhorn shall return all equipment and property in his possession or under his control that belongs to Apogee (including, without limitation, any laptop or desktop computer, or other electronic device supplied to him by Apogee), including all files and programs stored electronically or otherwise that relate or refer to Apogee, and all original and copies of documents, notes, memoranda or any other written materials that relate or refer to Apogee, including material that constitutes Confidential Information, other than information or documents relating to Silberhorn’s Apogee compensation or benefit plans or programs in which he participates or participated, provided, however, Silberhorn shall be allowed to retain his Apogee- supplied iPhone and continue to use the same cell phone number as used during his employment with Apogee, subject to and conditioned upon Apogee’s right to remove all Apogee data, information, and applications from such Apogee device prior to transferring ownership to Silberhorn. 12. Non-Disparagement. a. Silberhorn agrees that he will not, and will use his reasonable efforts not to allow anyone acting on his behalf or at his direction at any time to, criticize, defame or disparage Apogee, its affiliates, any of their directors, officers or employees, any of their plans, or their actions to any third party, either orally or in writing. The provisions of this Section 12(a) shall not apply to any truthful statement(s) required to be made by Silberhorn or by any representative of Silberhorn in any legal proceeding or governmental (including all agencies thereof) or regulatory filing, investigation or proceeding. b. Apogee agrees to issue a written directive to its Senior Executives (as defined below) not to criticize, defame, or disparage Silberhorn, his performance with Apogee, his plans, or his actions to any third party, either orally or in writing. The provisions of this Section 12(b) shall not apply to any truthful statement(s) required to be made by Apogee or by any representative of Apogee in any legal proceeding or governmental (including all agencies thereof) or regulatory filing, investigation or proceeding. For purposes of this Section 12(b), the term “Senior Executives” shall mean each of the current members of the Board and each of Apogee’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and Chief Human Resources Officer. 13. Apogee’s Default in Payment. Should Apogee default in timely payment on

9 the due date of any payment or amount due under this Agreement, Silberhorn shall give written notice of such default to the person specified in or pursuant to this Agreement to receive notice on behalf of Apogee. Apogee shall have ten (10) calendar days after the receipt of such a notice of default to cure any payment default. Silberhorn’s failure to provide such notice shall not negate Apogee’s obligation to make payment of any amounts due to Silberhorn under this Agreement, but Apogee’s ten-calendar-day cure period shall not commence until it receives such notice from Silberhorn. 14. Breach of this Agreement. If a court of competent jurisdiction determines that either party has breached or failed to perform any part of this Agreement, the parties agree that the non-breaching party shall be entitled to injunctive relief to enforce this Agreement and that the breaching party shall be responsible for paying the non-breaching party’s costs and attorneys’ fees incurred in enforcing this Agreement. 15. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect as if the unenforceable provision were not part of this Agreement. 16. Ambiguities in this Agreement. The parties acknowledge that this Agreement has been drafted, prepared, negotiated and agreed to jointly, with advice of each party’s respective counsel, and to the extent that any ambiguity should appear, now or at any time in the future, latent or apparent, such ambiguity shall not be resolved or construed against either party. 17. Notices. All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth: If to Silberhorn, to his current residence address maintained in Apogee’s records. If to Apogee: Apogee Enterprises, Inc. 4400 West 78th Street – Suite 520 Minneapolis, Minnesota 55435 Attention: Chief Legal Officer Any party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, facsimile, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the

10 address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner set forth herein. 18. Counterpart Agreements. This Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes. Counterparts may be executed and delivered by either party hereto via facsimile, electronic mail, or other electronic means. Either party may decline the use of an electronic signature and instead elect to sign a paper copy of this Agreement by hand in ink. Each party consents to execution of this Agreement by electronic means such as by selecting (through a click, mark, or other option) indicating "I Accept" through use of any device, means, or action provided, and agrees that execution of this document by such means by the other party hereto is as valid as if such other party had signed the document in writing. 19. Choice of Law. This Agreement shall be deemed performable by all parties in, and venue shall be in the state or federal courts located in, Hennepin County, Minnesota, and the construction and enforcement of this Agreement shall be governed by the internal laws of the State of Minnesota, without regard to its conflict of laws rules. Silberhorn irrevocably waives his right, if any, to proceed in any court other than a state or federal court in the State of Minnesota or to have any disputes between him and Apogee arising out of or related to this Agreement or his employment decided in any jurisdiction or venue other than a state or federal court in the State of Minnesota. 20. No Assignment of Claims. Silberhorn shall not assign or delegate any of his rights or obligations under this Agreement (subject to the rights under Section 4(c) of this Agreement) without the prior written consent of Apogee, and any attempted assignment without Apogee’s consent shall be void ab initio. Apogee may assign this Agreement to any successor of Apogee or any purchaser of all or substantially all of the assets of Apogee. No other assignment by Apogee shall be effective except with the prior written consent of Silberhorn. 21. Entire Agreement; Amendment or Modification. This Agreement sets forth the entire agreement between the parties with respect Silberhorn’s employment with and separation of employment from Apogee, and any and all prior agreements, understandings, or representations between the parties pertaining to the subject matter of this Agreement are superseded. Notwithstanding anything set forth herein to the contrary, each of the agreements referenced in Section 3(b) of this Agreement and Articles IV, V, 6.4, 8.3, and 8.5 of the December 15, 2020, Employment Agreement between Apogee and Silberhorn are not superseded by, and survive the parties’ execution of, this Agreement and remain in full force and effect following the parties’ execution of this Agreement. 22. Binding Effect of Agreement. This Agreement shall be binding upon Silberhorn, Apogee and their respective heirs, administrators, representatives, executors,

11 successors and permitted assigns. 23. Authority. The undersigned member of the Board represents and warrants that she has authority to enter into this Agreement on behalf of Apogee. 24. Attorney’s Fees. Apogee shall reimburse Silberhorn (or his heirs, representatives, or his estate) or pay directly to Silberhorn’s legal counsel for the appropriately documented fees and expenses of legal counsel to Silberhorn incurred in connection with the negotiation and execution of this Agreement, up to a maximum total reimbursement of $10,000.00. 25. Section 409A Compliance. This Agreement is intended to comply with Section 409(A) of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exclusions thereto, and shall be construed and administered in accordance with such intent. Apogee and Silberhorn acknowledge that he is a “specified employee” (as determined in accordance with Section 409A) and that certain payments to be made hereunder may be subject to the terms of Section 409A. Therefore, notwithstanding anything to the contrary set forth in this Agreement, to the extent that any payment due hereunder constitutes “nonqualified deferred compensation” subject to Section 409A , and is payable on account of Silberhorn’s “separation from service” (as such term is defined in Section 409A), then the payment of any part of such amount that would have been made during the six (6) months following the separation from service shall be paid in a lump sum on the first day of the seventh (7th) month following the separation from service, and thereafter any remaining payments shall be paid without delay in accordance with their original schedule. For the avoidance of doubt, each payment made hereunder, whether or not part of a series of payments, will be treated as a separate payment for purposes of application of Section 409A. Neither Apogee nor any of its officers, directors, agents or affiliates shall be obligated, directly or indirectly, to Silberhorn or any other person for any taxes, penalties, interest or like amounts that may be imposed on Silberhorn or other person due to any failure to comply with Section 409A. 26. Knowing and Voluntary Agreement. Silberhorn and Apogee acknowledge and agree that each of them has had a full opportunity to review the terms and provisions of this Agreement and that each of them enters into this Agreement after appropriate investigation and consideration of the meaning and effect of the terms of this Agreement and without reliance upon any representation of any other party to this Agreement other than those specifically set out herein. Silberhorn further states that he understands this Agreement constitutes a final and complete release of all claims against Apogee, including any possible claim which might be discovered in the future arising out of the factual basis or allegations occurring prior to the moment Silberhorn executed this Agreement. By executing this Agreement, the parties represent and agree that they have carefully read and fully understand all the provisions of this Agreement, and that they are knowingly and voluntarily entering into this Agreement.

12 [Signature Page to Follow]

13 The parties have duly executed this Agreement as of the date first written above. APOGEE ENTERPRISES, INC. /s/ Patricia K. Wagner By: Patricia K. Wagner Title: Independent Director and Chair of the Compensation Committee of the Board of Directors /s/ Ty R. Silberhorn Ty R. Silberhorn